Exhibit 10.2

SECURED SUBORDINATED NOTE

LIMELIGHT MEDIA GROUP INC.

9% Note

Due August 31, 2006

$385,306.78

This Debenture is issued by Limelight Media Group Inc., a Nevada corporation (the “Company”), to David V. Lott (together with its permitted successors and assigns, the “Holder”).

ARTICLE I.

Section 1.01    Principal and Interest.  For value received, on August 31, 2004, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of three hundred eighty-five thousand three hundred six and 78/100 dollars (US $385,306.78), together with interest on the unpaid principal of this Note at the rate of nine percent (9%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Note to be paid monthly beginning October 1, 2004.

Section 1.02    Interest Payments.  The interest so payable will be paid monthly  to the person in whose name this Note is registered.

Section 1.03    Secured Nature of Debenture.  This Note is secured by all of the assets and property of the Company currently owned or hereafter acquired, subject only to any priority liens or claims of Cornell Capital Partners or other creditors as may be agreed to by Holder.  Borrower will execute any and all UCC-1 financing statements to be filed by Holder in form suitable for filing.

Section 1.04    Prepayment.    This Note may be prepaid at any time by the Company with no penalty.  Any such payment will be applied first to any accrued and unpaid interest and then to principal.

ARTICLE II.

Section 2.01    Amendments and Waiver of Default.  The Note may not be amended without the consent of the Holder.  Notwithstanding the above, without the consent of the Holder, the Note may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

ARTICLE III.

Section 3.01    Events of Default.  An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; or (b) events of bankruptcy or insolvency.

ARTICLE IV.

Section 4.01    Expenses.       The Company will pay or reimburse on demand any and all reasonable costs and expenses incurred by Holder in connection with any collections efforts by the Holder in the event of default by the Company.

ARTICLE V.

Section 4.01    Notice.  Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Limelight Media Group Inc.
8000 Centerview Parkway
Suite 115
Cordova, TN 38108
901-757-0195

If to the Holder, to	David V. Lott
Centerview Parkway
Suite 115
Cordova, TN 38108

Section 4.02    Governing Law.  This Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of Tennessee without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the U.S.  District Court sitting in the District of the State of Tennessee or the state courts of the State of Tennessee sitting in Shelby County, Tennessee in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 4.03    Severability.  The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 4.04    Entire Agreement and Amendments.  This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein.  This Note may be amended only by an instrument in writing executed by the parties hereto.

Section 4.05    Counterparts.  This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

LIMELIGHT MEDIA GROUP INC.

By: /s/ John Fraier
Name: John Fraier
Title: CFO